UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2007

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e).
On December 12, 2007, the compensation committee of the board of directors of Nature Vision, Inc. (the “Company”) approved the following compensation arrangements for the Company’s Chief Executive Officer and its non-employee members of the board of directors for 2008:

•	Jeffrey P. Zernov, the Company’s Chief Executive Officer, will be paid an annual base salary of $200,000.

•
Mr. Zernov will be entitled to earn a formula-based bonus to be determined by comparing the Company’s actual 2008 earnings before interest, taxes, depreciation and amortization (“EBITDA”), to the budgeted EBITDA for 2008 as established by the board of directors.  Provided that the Company’s actual 2008 EBITDA meet or exceed 90% of the budgeted EBITDA for 2008, Mr. Zernov will be entitled to $50,000 (at actual 2008 EBITDA meeting or exceeding 90% of the budgeted EBITDA for 2008), $100,000 (at actual 2008 EBITDA meeting or exceeding 100% of the budgeted EBITDA for 2008) or $150,000 (at actual 2008 EBITDA meeting or exceeding 110% of the budgeted EBITDA for 2008).  For other percentages between 90% and 110%, the bonus will be prorated.

•
Mr. Zernov may be entitled to a discretionary bonus up to 20% of his base salary, which will be determined by the compensation committee in its discretion in light of Mr. Zernov’s performance during 2008.

•
As determined in the sole discretion of the compensation committee, Mr. Zernov and the non-employee members of the board of directors could receive long term incentive compensation in the form of restricted stock if the Company meets or exceeds the Company’s 2008 budgeted EBITDA.  As a point of guidance, the compensation committee established a target economic value it may award to Mr. Zernov and the non-employee members of the board of directors if the Company meets or exceeds the Company’s 2008 budgeted EBITDA.  The target value of restricted stock Mr. Zernov may receive is $150,000 and $16,000 for a non-employee director.  The number of shares to be awarded will be determined by a formula adopted by the compensation committee setting the value of a share of restricted stock.

The compensation committee made no change to the cash compensation arrangement for the non-employee members of the board of directors.

The compensation committee did not discuss the compensation arrangements for Mr. David Kolkind, the Company’s Chief Financial Officer, since his compensation package was previously approved at the time Mr. Kolkind joined the Company.  The terms of Mr. Kolkind’s compensation arrangement was disclosed in the Company’s Form 8-K that was filed on November 27, 2007.

Item 8.01 Other Events

On December 12, 2007, the Company issued a press release announcing that the board of directors of the Company appointed Mr. Richard Kiphart, a current member of the board, as Chairman of the board of directors.

On December 14, 2007, the Company entered into a Confidential Separation Agreement and Release agreement with Michael R. Day, the former Chief Financial Officer of the Company.  Mr. Day resigned from his position as Chief Financial Officer on November 26, 2007.  Pursuant to the terms of the Confidential Separation Agreement and Release, Mr. Day will continue to be employed by the Company through March 31, 2008, and will receive pay and benefits he would have received had he been employed by the Company through June 30, 2008 based on his prior salary and benefit levels.

Item 9.01  Financial Statements and Exhibits

(d).	Exhibits.

99.1	Press Release dated December 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.
Date: December 18, 2007
/s/ Jeffrey P. Zernov
Jeffrey P. Zernov
Chief Executive Officer